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                                                                    EXHIBIT 21.1


                    SUNRISE TECHNOLOGIES INTERNATIONAL, INC.


                                  EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

Laser Biotech, Inc. (a California corporation)
Sunrise Acquisition Corporation (a Delaware corporation)
Sunrise Technologies, Ltd. (a Barbados corporation)